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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 33-92708, 33-97050, 333-07631, 333-07641, 33-97048,
333-31913, 333-31915 and 333-00150) of PlanVista Corporation of our reports dated March 20, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Tampa, Florida
March 31, 2003